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                                                                    Exhibit 6(b)



                              SELECTED DEALER AGREEMENT
                               FOR DOMINION FUNDS, INC.
                        (Dominion Insight Growth Fund Series)

To The Undersigned Selected Dealer:

Gentlemen:

Northstar Securities, Inc., as the exclusive national distributor of shares of the common stock (the "Shares") of the registered investment company known as "Dominion Insight Growth Fund" (the "Fund"), understands that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), or, if a foreign dealer, that you agree to abide by all of the rules and regulations of the NASD for purposes of this Agreement (which you confirm by your signature below). In consideration of the mutual covenants stated below, you and we hereby agree as follows:

1. Sales of Shares through you will be at the public offering price of such Shares (the net asset value of the Shares plus any sale charge applicable to such Shares), as determined in accordance with the then effective prospectus used in connection with the offer and sale of Shares (the "Prospectus"), which public offering price may reflect scheduled variations in, or the elimination of, the Sales Charge on sales of the Fund's Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus. You agree that you will apply any scheduled variation in, or elimination of the Sales Charge uniformly to all offerees in the class specified in the Prospectus.

2. You agree to purchase Shares solely through us and only for the purpose of covering purchase orders already received from customers or for your own bona fide investment. You agree not to purchase for any other securities dealer unless you have an agreement with such other dealer or broker to handle clearing arrangements and then only in the ordinary course of business for such purpose and only if such other dealer has executed a Selected Dealer Agreement with us. You also agree not to withhold any customer order so as to profit therefrom.

3. The procedures relating to the handling of orders shall be subject to instructions which we will forward from time to time to all selected dealers with whom we have entered into a Selected Dealer Agreement. The minimum initial order shall be specified in the Fund's then current prospectus. All purchase orders are subject to receipt of Shares by us from the Fund and to acceptance of such orders by us. We reserve the right in our sole discretion to reject any orders.


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5.   You will be allowed the concessions from the public offering price provided in the Fund's Prospectus. All commissions and concessions are subject to change without notice by us and will comply with any changes in regulatory requirements. You agree that you will not combine customer orders to reach breakpoints in commissions for any purpose whatsoever unless authorized by the Prospectus or by us in writing.

6.   You agree that your transactions in shares of the Fund will be limited to
     (a) the purchase of Shares through us for your customers at the public offering price then in effect or for your own bona fide investment, and (b) transactions involving the redemption of Shares by the Fund. Redemptions by the Fund will be effected in the manner and upon the terms described in the Prospectus. We will, upon your request, assist you in processing such orders for redemptions. To facilitate prompt payment following a redemption of Shares, the owner's signature shall appear as registered on the Fund records and, as described in the Prospectus, it may be required to be guaranteed by a commercial bank, trust company or a member of a national securities exchange.

7. Sales and exchanges of Shares may only be made in those states and jurisdictions where the Shares are registered or qualified for sale to the public. We agree to advise you currently of the identity of those states and jurisdictions in which the Shares are registered or qualified for sale, and you agree to indemnify us and/or the Fund for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction in which such Shares are not so registered or qualified.

8. We shall accept orders only on the basis of the then current offering price. You agree to place orders in respect of Shares immediately upon the receipt of orders from your customers for the same number of Shares.
     Orders which you receive from your customers shall be deemed to be placed with us when received by us. Orders which you receive prior to the close of business, as defined in the Prospectus, and placed with us within the time frame set forth in the Prospectus shall be priced at the offering price next computed after they are received by you. We will not accept from you a conditional order on any basis. All orders shall be subject to confirmation by us.

9. Your customer will be entitled to a reduction in the Sales Charge on purchases made under a Letter of Intent or Right of Accumulation described in the Prospectus. In such case, your Dealer's Concession will be based upon such reduced Sales Charge, however, in the case of a Letter of Intent signed by your customer, an adjustment to a higher Dealer's Concession will thereafter be made to reflect actual purchases by your customer if he should fail to fulfill his Letter of Intent.

10. You and we agree to abide by the Rules of Fair Practice of the NASD and all other federal and state rules and regulations that are now or may become applicable to transactions hereunder. Your expulsion from the NASD will automatically terminate this Agreement without notice. Your suspension from the NASD or a violation by you of applicable state and federal laws and rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon notice received by you from us.

11. Unless otherwise agreed, settlement shall be made at the offices of the Fund's transfer agent


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     upon acceptance of the order by the Fund.  All orders to purchase Shares are subject to acceptance by the Fund and are not binding until so accepted, and are subject to ultimate collectibility of funds. In the event a check or draft is not paid because of insufficient funds, we reserve the right to cancel the sale. In this event, you agree to be responsible for any loss resulting to the Fund equal to the excess, if any, of the net asset value of the Shares purchased at the time the order was accepted over the net asset value thereof at the time of cancellation. You shall not be entitled to any gains generated thereby.

12. If any Shares of any of the Fund sold to you under the terms of this Agreement are redeemed by the Fund or are tendered to the Fund for redemption within seven (7) business days after the date of our confirmation to you of your original purchase order therefore, you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale and we agree to pay such amount to the Fund when received by us. We also agree to pay to the Fund the amount of our share of the Sales Charge on the original sale of such Shares.

13. Any order placed by you for the redemption of Shares of the Fund is subject to the timely receipt by the Fund's transfer agent of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case you agree to be responsible for any loss resulting to the Fund or to us from such cancellation.

14. We reserve the right in our discretion without notice to you to suspend sales or withdraw any offering of Shares entirely, to change the offering prices as provided in the Prospectus or, upon notice to you, to amend or cancel this Agreement. You agree that any order to purchase Shares of the Fund placed by you after notice of any amendment to this Agreement has been sent to you shall constitute your agreement to any such amendment.

15. In every transaction, we will act as agent for the Fund and you will act as principal for your own account. You have no authority whatsoever to act as our agent or as agent for the Fund, any other Selected Dealer or the Fund's transfer agent and nothing in this Agreement shall serve to appoint you as an agent of any of the foregoing in connection with the transactions with your customers or otherwise.

16. No person is authorized to make any representations concerning the Fund or its Shares except those contained in the Prospectus and any such information as may be released by us as information supplemental to the Prospectus. If you should make such unauthorized representation, you agree to indemnify the Fund and us from and against any and all claims, liability, expense or loss in any way arising out of or in any way connected with such representation.

17. We will supply you with copies of the Prospectus and Statements of Additional Information of the Fund (including any amendments thereto) in reasonable quantities upon request. You will provide all customers with a Prospectus prior to or at the time such customer purchases Shares. You will provide any customer who so requests a copy of the Statement of Additional Information on file with the U.S. Securities and Exchange Commission.

18. No advertising or sales literature, as such terms are defined by the NASD, of any kind


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     whatsoever will be used by you with respect to the Funds or us unless first provided to you by us or unless you have obtained our prior written approval.

19. All expenses incurred in connection with your activities under this Agreement shall be borne by you.

20. This Agreement shall not be assignable by you. This Agreement shall be constructed in accordance with the laws of the State of Texas.

21. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the NASD.

22. This Agreement constitutes the entire agreement between the undersigned and supersedes all prior oral or written agreements between the parties hereto.

                                   NORTHSTAR SECURITIES, INC.


DATE:                                By:
     ------------                       ----------------------------
                                           President


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     The undersigned accepts your invitation to become a Selected Dealer and agrees to abide by the foregoing terms and conditions. The undersigned acknowledges receipt of prospectuses for use in connection with offers and sales of the Fund.


DATE:                              By:
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                                        Signature


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                                   Print Name          Title


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                                   Dealer's Name


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                                   Address


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                                   City           State     Zip


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